     As filed with the Securities and Exchange Commission December 3, 2001.
                                                              File No. ___-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                           UNION PLANTERS CORPORATION
               (Exact Name of Issuer as Specified in its Charter)


         TENNESSEE                                          62-0859007
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

                               6200 POPLAR AVENUE
                            MEMPHIS, TENNESSEE 38119
                                 (901) 580-5768
    (Address, including zip code, and telephone number of Principal Executive
                                    Offices)

UNION PLANTERS CORPORATION 1998 STOCK INCENTIVE PLAN FOR OFFICERS AND EMPLOYEES
                            (Full Title of the Plan)

             E. JAMES HOUSE, JR.                            COPY TO:
SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT           LAURA G. THATCHER
          UNION PLANTERS CORPORATION                    ALSTON & BIRD LLP
              6200 POPLAR AVENUE                       ONE ATLANTIC CENTER
           MEMPHIS, TENNESSEE 38119                1201 WEST PEACHTREE STREET
                (901) 580-5768                     ATLANTA, GEORGIA 30309-3424
   (Name and address of agent for service)               (404) 881-7546


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
  Title of Securities to be        Amount to be           Proposed            Proposed
          Registered                Registered             Maximum            Maximum             Amount of
                                                       Offering Price         Aggregate        Registration Fee
                                                        Per Unit (1)       Offering Price (1)
-----------------------------------------------------------------------------------------------------------------
Common Stock, $5.00 par value   2,650,000 (2)       $43.58               $115,487,000          $27,601.39
(and associated Preferred
Share Rights)
-----------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on November 29, 2001.
(2) Amount to be registered includes 2,650,000 shares to be issued pursuant to the exercise of options granted to officers and employees under the Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees; plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

PART I          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

         (b) Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to E. James House, Jr., Secretary and Manager of the Legal Department, at (901) 580-5768.

PART II.        INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Union Planters Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i), (k), or (l) of Regulation S-K of the Securities and Exchange Commission shall not be deemed to be incorporated herein and is not part of the Registration Statement);

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001, as amended;

         (c) The Registrant's Current Reports on Form 8-K dated January 18, 2001, February 23, 2001, March 6, 2001, April 19, 2001, June 20, 2001, July 19,
2001, and October 18, 2001;

         (d) The description of the Registrant's Board of Directors contained in the Proxy Statement of the Registrant filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 for the Registrant's Annual Meeting of Shareholders held on April 19, 2001;

         (e) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for the period since December 31, 2000;

         (f) The Registrant's registration statement on Form 8-A dated January 22, 1999 (File No. 001-10160) in connection with the Registrant's designation and authorization of our Series F Preferred Stock as amended by the Registrant's registration statement on Form 8-A dated December 3, 2001 (File No. 001-10160); and

         (g) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement under Section 12(b) of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of the Registrant's Common Stock offered pursuant to the Registration Statement will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of the Registrant. E. James House, Jr. is an officer of and receives compensation from the Registrant.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Amended and Restated Charter of the Registrant provides as follows:

         TWELFTH: INDEMNIFICATION OF CERTAIN PERSONS:

         To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

         Article V, INDEMNIFICATION, of the Registrant's Amended and Restated Bylaws provides as follows:

         The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

         Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinary prudent men exercise under similar circumstances and in like positions.

         A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote to the shareholders.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.       EXHIBITS

         4.1 Amended and Restated Charter of Union Planters Corporation. (Incorporated by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form 8-A dated and filed on January 22, 1999 (SEC File No. 001-10160))

         4.2 Amended and Restated Bylaws of Union Planters Corporation. (Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 and filed on March 23, 2001 (SEC File No. 001-10160))

         4.3 Rights Agreement, dated January 19, 1999, by and between Union Planters Corporation and Union Planters Bank, N.A. (Incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form 8-A dated and filed on January 22, 1999 (SEC File No. 001-10160))

         5.1 Opinion of E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters Corporation, as to the validity of the shares of the Common Stock of Union Planters Corporation.

         23.1 Consent of E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters Corporation (included in
                  Exhibit 5.1)

         23.2     Consent of PricewaterhouseCoopers LLP

         24.1     Power of Attorney (included on signature page)

         99.1 Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees, as amended


ITEM 9.       UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Union Planters Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Union Planters Corporation pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 18th day of October, 2001.


                                  UNION PLANTERS CORPORATION


                                  By: /s/ Jackson W. Moore
                                     ------------------------------------------
                                          Jackson W. Moore
                                          Chairman of the Board, President and
                                          Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jackson W. Moore and E. James House, Jr., and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Name                                        Capacity                                    Date
----                                        --------                                    ----
/s/ Jackson W. Moore                        Chairman of the Board, President,           October 18, 2001
--------------------------------            Chief Executive Officer, Director
Jackson W. Moore



/s/ Bobby L. Doxey                          Senior Executive Vice President,            October 18, 2001
--------------------------------            Chief Financial Officer and
Bobby L. Doxey                              Chief Accounting Officer


/s/ Albert M. Austin                        Director                                    October 18, 2001
--------------------------------
Albert M. Austin

/s/ Samuel W. Bartholomew, Jr.              Director                                    October 18, 2001
------------------------------
Samuel W. Bartholomew, Jr.


/s/ George W. Bryan                         Director                                    October 18, 2001
------------------------------
George W. Bryan


/s/ James E. Harwood                        Director                                    October 18, 2001
------------------------------
James E. Harwood


/s/ Parnell S. Lewis, Jr.                   Director                                    October 18, 2001
------------------------------
Parnell S. Lewis, Jr.


/s/ Jorge M. Perez                          Director                                    October 18, 2001
------------------------------
Jorge M. Perez


/s/ Lou Ann Poynter                         Director                                    October 18, 2001
------------------------------
Lou Ann Poynter


/s/ John R. Roberts                         Director                                    October 18, 2001
------------------------------
John R. Roberts


/s/ Michael S. Starnes                      Director                                    October 18, 2001
------------------------------
Michael S. Starnes


/s/ Richard A. Trippeer, Jr.                Director                                    October 18, 2001
------------------------------
Richard A. Trippeer, Jr.


/s/ Dr. Robert R. Waller                    Director                                    October 18, 2001
------------------------------
Dr. Robert R. Waller


/s/ Spence L. Wilson                        Director                                    October 18, 2001
------------------------------
Spence L. Wilson

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


  Exhibit Number                    Description
  --------------                    -----------
         4.1      Amended and Restated Charter of Union Planters Corporation.
                  (Incorporated by reference to Exhibit 3(a) to the Registrant's
                  Registration Statement on Form 8-A dated and filed on January
                  22, 1999 (SEC File No. 001-10160))

         4.2      Amended and Restated Bylaws of Union Planters Corporation.
                  (Incorporated by reference to Exhibit 3(b) to the Registrant's
                  Annual Report on Form 10-K for the year ended December 31,
                  2000 and filed on March 23, 2001 (SEC File No. 001-10160))

         4.3      Rights Agreement, dated January 19, 1999, by and between Union
                  Planters Corporation and Union Planters Bank, N.A.
                  (Incorporated by reference to Exhibit 2 to the Registrant's
                  Registration Statement on Form 8-A dated and filed on January
                  22, 1999 (SEC File No. 001-10160))

         5.1      Opinion of E. James House, Jr., Secretary and Manager of the
                  Legal Department of Union Planters Corporation, as to the validity of the shares of the Common Stock of Union Planters
                  Corporation.

         23.1     Consent of E. James House, Jr., Secretary and Manager of the
                  Legal Department of Union Planters Corporation (included in
                  Exhibit 5.1)

         23.2     Consent of PricewaterhouseCoopers LLP

         24.1     Power of Attorney (included on signature page)

         99.1     Union Planters Corporation 1998 Stock Incentive Plan for
                  Officers and Employees, as amended